UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2011 (July 27, 2011)

(Exact name of registrant as specified in its charter)

GEORGIA	000-32627	58-1423423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 455, 1010 NORTH WAY, DARIEN, GEORGIA 31305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (912) 437-4141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2011, Donald J. (“Jay”) Torbert, Jr. was elected Treasurer of Southeastern Banking Corporation (the “Registrant”) and Executive Vice President and Chief Financial Officer of Southeastern Bank (“SEB”), the principal subsidiary of the Registrant. The appointment of Mr. Torbert, a certified public accountant, was unanimously approved by the Compensation Committee and the Boards of both the Registrant and SEB. In this capacity, Mr. Torbert will serve as the primary financial and accounting officer of the Registrant with oversight of asset/liability management, investments, financial and regulatory reporting, and acquisition strategy, among other functions. Prior to his appointment at SEB, Mr. Torbert held the following positions at PAB Bankshares, Inc. and its subsidiary, The Park Avenue Bank, in Valdosta, Georgia: President and Chief Executive Officer from April 2009 to April 2011; Chief Financial Officer and Treasurer from August 2001 to April 2009; and Controller from May 2000 to August 2001. From 1994 to 2000, Mr. Torbert worked for Mauldin & Jenkins, LLC, a regional CPA firm based in Albany, Georgia with a specialty in community bank practice. Mr. Torbert graduated from Valdosta State University with a BBA in Accounting in 1994 and became a CPA in 1996. He is 39.

Alyson G. Beasley has been appointed Executive Vice President of the Registrant and Executive Vice President and Chief Operations Officer of SEB, also effective July 21, 2011. Ms. Beasley will continue to serve as a director of both the Registrant and SEB. Additional information on Ms. Beasley’s positions and experience is provided in the DEF 14A proxy statement filed with the Securities and Exchange Commission on April 29, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANKING CORPORATION
(Registrant)

	By:	/s/ ALYSON G. BEASLEY
Alyson G. Beasley, Executive Vice President

Date: July 27, 2011

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